UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 2, 2017

ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35140	94-3288780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of principal executive offices, including zip code)
(925) 227-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 2, 2017, Ellie Mae, Inc. (the “Company”) completed its acquisition of Velocify, Inc. (“Velocify”). Pursuant to terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 31, 2017, by and among the Company, Velocify, Victory Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and Fortis Advisors LLC, as the Representative, Merger Sub merged with and into Velocify (the “Merger”), with Velocify surviving the Merger as a wholly-owned subsidiary of the Company.
The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on August 31, 2017, and is incorporated by reference herein.
Item 8.01. Other Events
On October 2, 2017, the Company issued a press release announcing the completion of its acquisition of Velocify, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 2, 2017, titled “Ellie Mae Completes Acquisition of Velocify”.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2017	Ellie Mae, Inc.

	By:	/s/ Brian Brown
Brian Brown
Executive Vice President and General Counsel